Exhibit 10.1

AMENDMENT NO. 1 TO GLADSTONE BUSINESS INVESTMENT, LLC

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 to Gladstone Business Investment, LLC Credit Agreement (this “Agreement”), dated as of October 5, 2012, is made among Gladstone Business Investment, LLC, a Delaware limited liability company (the “Borrower”), Gladstone Management Corporation, a Delaware corporation (the “Servicer”), Branch Banking and Trust Company, as administrative agent (the “Administrative Agent”), and the Lenders party to the Credit Agreement (defined below) and is being executed and delivered pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of October 26, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Servicer, the Administrative Agent, the Lenders and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

A. Pursuant to Section 2.4(b) of the Credit Agreement, the Borrower gave notice to the Administrative Agent of Borrower’s request to extend the Commitment Termination Date by one year to October 25, 2015 (the “One Year Extension”).

B. Following notice by the Administrative Agent to each of the Lenders, the Lenders have unanimously agreed to the One Year Extension.

C. The parties to this Agreement are entering into this Agreement for purposes of evidencing the One Year Extension as contemplated by Section 2.4(b) of the Credit Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Servicer, the Lenders and the Administrative Agent, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Agreement.

SECTION 2. One Year Extension. The Commitment Termination Date is hereby extended by one year to October 25, 2015. Pursuant to Section 2.4(b) of the Credit Agreement, the date set forth in the definition of Commitment Termination Date (as defined in Section 1.1 of the Credit Agreement) shall be deleted and “October 25, 2015” shall be substituted in lieu thereof.

SECTION 3. Conditions to Effectiveness. This Agreement and the effectiveness of the One Year Extension as provided in this Agreement shall be subject to satisfaction by the Borrower of the following conditions and requirements:

(a) The Borrower shall have delivered to the Administrative Agent the duly executed counterparts of this Agreement signed by the Borrower and the Servicer.

(b) The Borrower shall have paid to the Administrative Agent, for the account of each of the Lenders (including the Administrative Agent), the extension fee relative to the One Year Extension set forth in the fee letter between the Borrower and the Administrative Agent.

SECTION 4. Representations and Warranties. The Borrower and the Servicer hereby represent and warrant to each of the Lenders as follows:

(a) No Early Termination Event under the Credit Agreement has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from the One Year Extension.

(b) The Borrower and the Servicer have the power and authority to enter into this Agreement and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.

(c) This Agreement has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Servicer and constitutes the legal, valid and binding obligations of the Borrower and the Servicer enforceable against them in accordance with their respective terms.

(d) The execution and delivery of each of this Agreement and the performance by the Borrower and the Servicer hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or the Servicer, nor be in contravention of or in conflict with the articles of organization, operating agreement or other organizational documents of the Borrower, or the articles of incorporation, bylaws or other organizational documents of the Servicer, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or the Servicer is party or by which the assets or properties of the Borrower and the Servicer are or may become bound.

(e) As of the date hereof, all representations and warranties of the Borrower and the Servicer contained in the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects as of such date).

SECTION 5. No Other Amendment. Except as amended hereby, the Credit Agreement and all other documents executed in connection therewith shall remain in full force and effect. The Credit Agreement, as amended hereby, and all rights, powers and obligations created thereby or thereunder and all such other documents executed in connection therewith are in all respects ratified and confirmed.

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SECTION 6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8. Effective Date. The effective date of this Agreement (the “Effective Date”) shall be later of: (a) the date on which the conditions set forth in Section 3 of this Agreement have been satisfied, or (b) October 25, 2012.

SECTION 9. Fees and Expenses. The Borrower further hereby confirms its agreement to pay to the Administrative Agent, upon application with appropriate documentation, all reasonable costs and expenses of the Administrative Agent, including reasonable fees, out-of-pocket charges and disbursements of counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Agreement and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	GLADSTONE BUSINESS INVESTMENT, LLC

	By	/s/ David A.R. Dullum
	Title:	David A.R. Dullum
	Name:	President

SERVICER:	GLADSTONE MANAGEMENT CORPORATION

	By	/s/ David Gladstone
	Title:	David Gladstone
	Name:	Chairman and CEO

[SIGNATURE PAGE TO AMENDMENT NO. 1 GLADSTONE BUSINESS INVESTMENT, LLC CREDIT AGREEMENT]

LENDER, ADMINISTRATIVE AGENT, MANAGING AGENT AND JOINT LEAD ARRANGER:

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Matthew W. Rush
Name:	Matthew W. Rush
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 GLADSTONE BUSINESS INVESTMENT, LLC CREDIT AGREEMENT]

LENDER, JOINT LEAD ARRANGER and MANAGING AGENT for the Key Lender Group:

KEY EQUIPMENT FINANCE INC.

By:	/s/ Todd T. Oliver
Name:	Todd T. Oliver
Title:	Designated Signer

[SIGNATURE PAGE TO AMENDMENT NO. 1 GLADSTONE BUSINESS INVESTMENT, LLC CREDIT AGREEMENT]